Exhibit 99.1
FLEETCOR Reports Third Quarter 2021 Financial Results

Atlanta, Ga., November 3, 2021 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its third quarter of 2021.

“Our third quarter profits (adjusted EPS) and revenue were records for the company, growing 25% and 29% respectively,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Overall organic revenue growth was 17%, and inside of that, our corporate payments business grew 22%. We are increasing the mid-point of our full-year guidance to $13.05, and are enthused about the setup into 2022 with our sales momentum, expected deal synergies and an improved macro environment.”

Financial Results for Third Quarter of 2021:
GAAP Results
•Total revenues increased 29% to $755.5 million in the third quarter of 2021, compared to $585.3 million in the third quarter of 2020.
•Net income increased 24% to $234.0 million in the third quarter of 2021, compared to $188.8 million in the third quarter of 2020.
•Net income per diluted share increased 28% to $2.80 in the third quarter of 2021, compared to $2.19 per diluted share in the third quarter of 2020.
Non-GAAP Results1
•Adjusted net income1 increased 22% to $294.4 million in the third quarter of 2021, compared to $241.9 million in the third quarter of 2020.
•Adjusted net income per diluted share1 increased 25% to $3.52 in the third quarter of 2021, compared to $2.80 per diluted share in the third quarter of 2020.

“Our third quarter results were again excellent, and beat the expectations we provided in August for both revenue and adjusted earnings per share,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc. “Our expense management discipline, strong credit performance and effective capital allocation all contributed to the bottom line beat.”
Fiscal-Year 2021 Outlook:
“Our guidance increase reflects our third quarter results and the benefit from the ALE acquisition completed on September 1, 2021. With three quarters of strong results behind us, we currently expect fourth quarter revenue and adjusted EPS to grow both sequentially and year-over-year, which will contribute to full year growth rates of 17% and 18% at the mid-point, respectively,” concluded Freund.
For fiscal year 2021, FLEETCOR Technologies, Inc. updated financial guidance1 is as follows:
•Total revenues between $2,785 million and $2,805 million;
•GAAP net income between $837 million and $847 million;
•GAAP net income per diluted share between $9.90 and $10.00;
•Adjusted net income between $1,100 million and $1,110 million; and
•Adjusted net income per diluted share between $13.00 and $13.10.
FLEETCOR’s guidance assumptions for the fourth quarter of 2021 are as follows:
•Weighted U.S. fuel prices equal to $3.27 per gallon;
•Market spreads slightly unfavorable to the 2020 average; and
•Foreign exchange rates equal to the seven-day average as of October 17, 2021.
FLEETCOR's guidance assumptions for the full year are as follows:
•Interest expense between $120 million and $125 million;
•Approximately 85 million fully diluted shares outstanding;
•A tax rate of 22.5% to 23.5%; and
•No impact related to acquisitions not already closed.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

Conference Call:
The Company will host a conference call to discuss third quarter 2021 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Charles Freund, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13724667. The replay will be available until Wednesday, November 10, 2021. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the novel coronavirus (including any variants thereof, “COVID-19”); the impact of vaccine mandates on our workforce; adverse changes or volatility in fuel prices and spreads; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2021 and subsequent filings made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.

This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within its industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely, but not necessarily exclusively, due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.

Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses and recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items.

Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.

Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:

•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About FLEETCOR:

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues, net	$755,477	$585,283	$2,031,481	$1,771,522
Expenses:
Processing	149,564	119,856	388,286	474,849
Selling	71,204	46,762	186,511	144,995
General and administrative	121,785	90,868	345,155	283,717
Depreciation and amortization	74,237	63,479	209,184	190,117
Other operating, net	—	(214)	81	(482)
Operating income	338,687	264,532	902,264	678,326
Investment loss (gain)	—	1,330	(9)	(30,008)
Other expense (income), net	1,532	(3,591)	3,683	(10,477)
Interest expense, net	29,033	31,383	92,269	99,474
Total other expense	30,565	29,122	95,943	58,989
Income before income taxes	308,122	235,410	806,321	619,337
Provision for income taxes	74,115	46,593	191,828	124,972
Net income	$234,007	$188,817	$614,493	$494,365
Basic earnings per share	$2.86	$2.26	$7.42	$5.87
Diluted earnings per share	$2.80	$2.19	$7.24	$5.68
Weighted average shares outstanding:
Basic shares	81,836	83,719	82,811	84,170
Diluted shares	83,716	86,273	84,917	87,006

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,271,000	$934,900
Restricted cash	737,937	541,719
Accounts and other receivables (less allowance)	2,071,523	1,366,775
Securitized accounts receivable — restricted for securitization investors	1,098,000	700,000
Prepaid expenses and other current assets	345,831	412,924
Total current assets	5,524,291	3,956,318
Property and equipment, net	220,643	202,509
Goodwill	5,102,263	4,719,181
Other intangibles, net	2,369,457	2,115,882
Investments	11,857	7,480
Other assets	225,872	193,209
Total assets	$13,454,383	$11,194,579
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,726,705	$1,054,478
Accrued expenses	327,271	282,681
Customer deposits	1,533,145	1,175,322
Securitization facility	1,098,000	700,000
Current portion of notes payable and lines of credit	803,397	505,697
Other current liabilities	177,752	250,133
Total current liabilities	5,666,270	3,968,311
Notes payable and other obligations, less current portion	3,789,981	3,126,926
Deferred income taxes	564,445	498,154
Other noncurrent liabilities	258,702	245,777
Total noncurrent liabilities	4,613,128	3,870,857
Commitments and contingencies
Stockholders’ equity:
Common stock	127	126
Additional paid-in capital	2,850,143	2,749,900
Retained earnings	6,031,438	5,416,945
Accumulated other comprehensive loss	(1,436,044)	(1,363,158)
Treasury stock	(4,270,679)	(3,448,402)
Total stockholders’ equity	3,174,985	3,355,411
Total liabilities and stockholders’ equity	$13,454,383	$11,194,579

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income	$614,493	$494,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	55,605	48,150
Stock-based compensation	52,085	35,069
Provision for credit losses on accounts and other receivables	19,419	152,485
Amortization of deferred financing costs and discounts	4,903	5,028
Amortization of intangible assets and premium on receivables	153,579	141,967
Loss on extinguishment of debt	6,230	—
Deferred income taxes	16,246	(5,747)
Investment gain	(9)	(30,008)
Other	81	(482)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(1,020,900)	49,690
Prepaid expenses and other current assets	190,543	26,105
Other assets	28,370	6,129
Accounts payable, accrued expenses and customer deposits	478,896	291,945
Net cash provided by operating activities	599,541	1,214,696
Investing activities
Acquisitions, net of cash acquired	(545,052)	(72,557)
Purchases of property and equipment	(74,455)	(55,019)
Proceeds from disposal of investment	—	52,963
Other	(2,281)	—
Net cash used in investing activities	(621,788)	(74,613)
Financing activities
Proceeds from issuance of common stock	48,159	95,780
Repurchase of common stock	(822,277)	(788,409)
Borrowings (payments) on securitization facility, net	398,000	(282,973)
Deferred financing costs paid and debt discount	(21,508)	(2,474)
Proceeds from issuance of notes payable	1,150,000	—
Principal payments on notes payable	(462,438)	(134,097)
Borrowings from revolver	1,140,000	1,198,500
Payments on revolver	(798,851)	(1,287,899)
Payments on swing line of credit, net	(51,049)	(20,111)
Other	(811)	(244)
Net cash provided by (used in) financing activities	579,225	(1,221,927)
Effect of foreign currency exchange rates on cash	(24,660)	(222,533)
Net increase (decrease) in cash and cash equivalents and restricted cash	532,318	(304,377)
Cash and cash equivalents and restricted cash, beginning of period	1,476,619	1,675,237
Cash and cash equivalents and restricted cash, end of period	$2,008,937	$1,370,860
Supplemental cash flow information
Cash paid for interest, net	$96,146	$98,564
Cash paid for income taxes, net	$147,028	$119,089

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$234,007	$188,817	$614,493	$494,365

Stock based compensation	16,453	11,905	52,085	35,069
Amortization[1]	56,381	49,078	158,482	146,995
Investment loss (gain)	—	1,330	(9)	(30,008)
Loss on extinguishment of debt	—	—	6,230	—
Integration and deal related costs	6,638	1,768	18,132	11,035
Restructuring and related (subsidies) costs	(568)	185	(1,922)	4,912
Legal settlements/litigation	561	2,048	5,619	(2,989)
Write-off of customer receivable[2]	—	—	—	90,058
Total pre-tax adjustments	79,465	66,313	238,617	255,072
Income taxes[3]	(19,114)	(13,196)	(48,193)	(45,581)
Adjusted net income	$294,358	$241,934	$804,917	$703,856
Adjusted net income per diluted share	$3.52	$2.80	$9.48	$8.09

Diluted shares	83,716	86,273	84,917	87,006

[1]Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Represents a loss in the first quarter of 2020 from a large client in our cross-border payments business entering voluntary bankruptcy due to the extraordinary impact of the COVID-19 pandemic.
[3] Represents provision for income taxes of pre-tax adjustments. 2021 includes remeasurement of deferreds due to the increase in UK corporate tax rate from 19% to 25% of $6.5 million. 2020 includes a tax reserve adjustment related to prior year tax positions of $9.8 million.

*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Solution and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by solution.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended September 30,				Three Months Ended September 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change
FUEL
'- Revenues, net	$306.8	$255.1	$51.6	20%	$288.7	$255.6	$33.1	13%
'- Transactions	117.7	113.6	4.1	4%	117.7	113.9	3.8	3%
'- Revenues, net per transaction	$2.61	$2.25	$0.36	16%	$2.45	$2.24	$0.21	9%
CORPORATE PAYMENTS
'- Revenues, net	$168.7	$106.5	$62.2	58%	$165.6	$135.9	$29.7	22%
'- Spend volume	25,666	15,567	$10,099	65%	25,666	19,617	$6,050	31%
'- Revenues, net per spend $	0.66%	0.68%	(0.03)%	(4)%	0.65%	0.69%	(0.05)%	(7)%
TOLLS
'- Revenues, net	$79.0	$67.6	$11.4	17%	$76.9	$67.6	$9.2	14%
'- Tags (average monthly)	6.0	5.4	0.6	11%	6.0	5.4	0.6	11%
'- Revenues, net per tag	$13.25	$12.60	$0.65	5%	$12.89	$12.60	$0.29	2%
LODGING
'- Revenues, net	$85.2	$52.9	$32.4	61%	$85.2	$60.7	$24.5	40%
'- Room nights	7.6	5.4	2.2	41%	7.6	6.1	1.5	25%
'- Revenues, net per room night	$11.14	$9.77	$1.37	14%	$11.14	$9.96	$1.18	12%
GIFT
'- Revenues, net	$48.6	$39.1	$9.6	25%	$48.6	$39.1	$9.6	25%
'- Transactions	256.2	242.7	13.4	6%	256.2	242.7	13.4	6%
'- Revenues, net per transaction	$0.19	$0.16	$0.03	18%	$0.19	$0.16	$0.03	18%
OTHER[1]
'- Revenues, net	$67.2	$64.1	$3.1	5%	$65.4	$64.1	$1.3	2%
'- Transactions	8.9	9.9	(1.0)	(10)%	8.9	9.9	(1.0)	(10)%
'- Revenues, net per transaction	$7.58	$6.48	$1.10	17%	$7.39	$6.48	$0.91	14%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$755.5	$585.3	$170.2	29%	$730.3	$623.0	$107.3	17%

[1] Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Solution
(In millions)
(Unaudited)

Revenues by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	%	2020	%	2021	%	2020	%
US	$488	65%	$357	61%	$1,271	63%	$1,090	62%
Brazil	95	13%	80	14%	262	13%	254	14%
UK	82	11%	70	12%	241	12%	193	11%
Other	91	12%	78	13%	256	13%	235	13%
Consolidated Revenues, net	$755	100%	$585	100%	$2,031	100%	$1,772	100%
*Columns may not calculate due to rounding.

Revenues by Solution*	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	%	2020	%	2021	%	2020	%
Fuel	$307	41%	$255	44%	$864	43%	$797	45%
Corporate Payments	169	22%	107	18%	425	21%	319	18%
Tolls	79	10%	68	12%	219	11%	215	12%
Lodging	85	11%	53	9%	206	10%	150	8%
Gift	49	6%	39	7%	124	6%	108	6%
Other	67	9%	64	11%	192	9%	182	10%
Consolidated Revenues, net	$755	100%	$585	100%	$2,031	100%	$1,772	100%
*Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021[1]	2020	2021[1]	2020
Revenues, net:
North America	$520,535	$383,828	$1,366,167	$1,175,950
Brazil	94,888	79,596	262,481	253,722
International	140,054	121,859	402,833	341,850
	$755,477	$585,283	$2,031,481	$1,771,522
Operating income:
North America	$213,379	$153,328	$554,607	$372,219
Brazil	39,868	35,600	105,424	104,462
International	85,440	75,604	242,233	201,645
	$338,687	$264,532	$902,264	$678,326
Depreciation and amortization:
North America	$49,005	$39,390	$133,420	$115,913
Brazil	12,910	12,260	38,091	39,019
International	12,322	11,829	37,673	35,185
	$74,237	$63,479	$209,184	$190,117
Capital expenditures:
North America	$17,572	$12,053	$44,427	$35,590
Brazil	5,795	3,501	15,580	10,309
International	5,323	2,595	14,448	9,120
	$28,690	$18,149	$74,455	$55,019

[1]Results from the 2021 acquisitions of Roger, AFEX and ALE are reported in our North America segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Solution to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended September 30,		Three Months Ended September 30,
	2021*	2020*	2021*	2020*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$288.7	$255.6	117.7	113.9
Impact of acquisitions/dispositions	—	(0.5)	—	(0.3)
Impact of fuel prices/spread	12.7	—	—	—
Impact of foreign exchange rates	5.3	—	—	—
As reported	$306.8	$255.1	117.7	113.6
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$165.6	$135.9	25,666	19,617
Impact of acquisitions/dispositions	—	(29.4)	—	(4,049)
Impact of fuel prices/spread	0.4	—	—	—
Impact of foreign exchange rates	2.8	—	—	—
As reported	$168.7	$106.5	25,666	15,567
TOLLS - TAGS
Pro forma and macro adjusted	$76.9	$67.6	6.0	5.4
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	2.2	—	—	—
As reported	$79.0	$67.6	6.0	5.4
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$85.2	$60.7	7.6	6.1
Impact of acquisitions/dispositions	—	(7.9)	—	(0.7)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$85.2	$52.9	7.6	5.4
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$48.6	$39.1	256.2	242.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$48.6	$39.1	256.2	242.7
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$65.4	$64.1	8.9	9.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	1.8	—	—	—
As reported	$67.2	$64.1	8.9	9.9
FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$730.3	$623.0	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(37.7)
Impact of fuel prices/spread[2]	13.1	—
Impact of foreign exchange rates[2]	12.1	—
As reported	$755.5	$585.3
* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[2] Revenues reflect an estimated $17 million positive impact from fuel prices and approximately $12 million positive impact due to movements in foreign exchange rates, partially offset by $4 million negative impact from fuel price spreads.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2021 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2021 GUIDANCE
	Low*	High*
Net income	$837	$847
Net income per diluted share	$9.90	$10.00

Stock based compensation	81	81
Amortization	218	218
Other	32	32
Total pre-tax adjustments	331	331
Income taxes	(69)	(69)
Adjusted net income	$1,100	$1,110
Adjusted net income per diluted share	$13.00	$13.10

Diluted shares	85	85

*Columns may not calculate due to rounding.